SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DISASTER PREPAREDNESS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	42-1712523
(State of incorporation or organization)	(I.R.S. employer identification no.)

3531 Commercial Street
Vancouver, B.C. V5N 4E8 Canada	N/A
(Address of principal executive offices)	(zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☐.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-139528

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

Item 1.  Description of Registrant's Securities to be Registered

The securities to be registered hereby are the common stock of Disaster Preparedness Systems, Inc. (the “Company”). The description of common stock appearing under the caption, "Description of Securities," in the Prospectus included in Amendment No. 1 to the Company’s Registration Statement on Form SB-2 (Registration No.  333-139528), filed with the Securities and Exchange Commission on April 2, 2007, as amended from time to time (the “Registration Statement”) is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.  Exhibits

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation*

3.2	Amendment to Articles of Incorporation*

3.3	By-Laws*

4.1	Specimen Certificate of Common Stock*

4.2	Form of 12.5% Series A Convertible Note*

4.3	Form of Warrant issued to each of the selling stockholders*

4.4	Form of Warrant issued to affiliates of Octant Holdings Limited and its affiliates*

5.1	Form of Opinion of Ellenoff Grossman & Schole LLP*

10.1	Technology Transfer Agreement dated July 7, 2006 between the Company and Duck Marine Systems Inc.*

10.2	Employment Agreement, dated December 30, 2004, between Mark J. Henrickson and the Company*

10.3	Employment Agreement, dated December 30, 2004, between Ronald R. Rogers and the Company*

10.4	Employment Agreement, dated May 15, 2006, between William R. Majcher and the Company*

10.5	2006 Incentive Plan*

23.1	Consent of Independent Auditors*

23.2	Consent of Counsel (included in Exhibit 5.1)*

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DISASTER PREPAREDNESS SYSTEMS, INC.

Date: April 6, 2007	By:	/s/ Ronald R. Rogers
Ronald R. Rogers
Chief Operating Officer and Director